Exhibit 99.2

PRAIRIE STATE BANCSHARES, INC.

SPECIAL MEETING OF STOCKHOLDERS

[            ], 2017

Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRAIRIE STATE BANCSHARES, INC. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement, each dated [            ], 2017, regarding the Special Meeting of Stockholders of Prairie State Bancshares, Inc. to be held on [            ], 2017, and any adjournments or postponements thereof. The undersigned hereby revokes all prior proxies and hereby appoints Michael C. Mense and Jeff Torluemke, and each of them, jointly and severally, with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of common stock of Prairie State Bancshares, Inc. that the undersigned would be entitled to vote if personally present at the Special Meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is properly executed and returned but no direction is given, this proxy will be voted: (i) “FOR” approval of the Merger Proposal (as defined below), and (ii) in the discretion of the proxy holders on any other matter that may properly come before the Special Meeting. If you vote to “ABSTAIN” regarding the Merger Proposal, it will have the same effect as an “AGAINST” vote with respect to such Merger Proposal. You may revoke this proxy at any time prior to the vote of the stockholders at the Special Meeting.

The Board of Directors recommends a vote “FOR” the proposal described below.

1.	To approve the Agreement and Plan of Merger, dated as of October 20, 2016, between Prairie State Bancshares, Inc., Equity Bancshares, Inc., and Prairie Merger Sub, Inc., and the transactions contemplated thereby (the “Merger Proposal”)	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Special Meeting and any adjournments thereof.

Please date this proxy and sign exactly as your name or names appear on your stock certificates. If stock is held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and others signing in a representative capacity, please give your full titles. If the stockholder is an individual, the stockholder or the stockholder’s authorized representative shall date and sign the signature block directly below.

Dated: , 2017
Signature

Printed Name/Title

Signature (if held jointly)

Printed Name (if held jointly)

If the stockholder is an entity (such as a trust, corporation, partnership or limited liability company), a duly authorized person on behalf of the stockholder shall date and sign the signature block directly below.

Dated: , 2017
Legal Name of Entity

By:
Name:
Title:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

BY USING THE ENCLOSED ENVELOPE TO:

Prairie State Bancshares, Inc.

745 Main Street

Hoxie, Kansas 67740

Attention: Michael Mense